UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2023

Kennedy Lewis Capital Company
(Exact Name of Registrant as Specified in its Charter)
DELAWARE	814-01603	88-6117755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

225 Liberty St. Suite 4210
New York, New York 10281
(Address of Principal Executive Offices, Zip Code)

(212) 782-3842
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.07.	Submission of Matters to a Vote of Security Holders

On December 15, 2023, Kennedy Lewis Capital Company (the “Company”) held its special meeting of shareholders (the “Special Meeting”). At the Special Meeting, the Company’s shareholders approved two proposals by the requisite vote. The issued and outstanding common shares of beneficial interest (“Common Shares”) of the Company entitled to vote at the Special Meeting consisted of 10,783,678 Common Shares outstanding on the record date, November 15, 2023. Of the eligible Common Shares to be voted, 7,061,757 were represented at the Special Meeting, either in-person or by proxy, constituting a quorum. The final voting results from the Special Meeting were as follows:

Proposal 1. To approve the proposed Second Amended and Restated Declaration of Trust; and

Votes For	Votes Against	Abstentions
6,939,253	0	122,504

Proposal 2. To approve the proposed Amended and Restated Investment Advisory Agreement.

Votes For	Votes Against	Abstentions
6,939,253	0	122,504

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kennedy Lewis Capital Company

Dated: December 18, 2023	By:	/s/ Anthony Pasqua
	Name:	Anthony Pasqua
	Title:	Chief Financial Officer